Exhibit 99.1

FOR IMMEDIATE RELEASE


Chicago Rivet & Machine Co. Announces Second Quarter Results of Operations.
Naperville, IL, August 11, 2006. Chicago Rivet & Machine Co. (Amex, symbol: CVR) today announced results for the second quarter of 2006 as summarized below:

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                                  CHICAGO RIVET & MACHINE CO.
                         Summary of Consolidated Results of Operations
                          For the Three and Six Months Ended June 30



                                              Second Quarter               First Six Months
                                      --------------------------    ------------------------------
                                           2006           2005             2006           2005
Net sales and lease revenue           $11,057,366   $10,064,392     $21,998,317    $20,147,254

Income (loss) before income taxes         698,526      (229,487)      1,284,810       (345,252)

Net income (loss)                         468,526      (152,487)        857,810       (229,252)

Net income (loss) per share                   .49          (.16)            .89           (.24)

Average shares outstanding                966,132       966,132         966,132        966,132

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                     (All figures subject to year-end audit)


Contact:
     Kimberly A. Kirhofer
     Chicago Rivet & Machine Co.
     (630) 357-8500